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                        Ampal-American Israel Corporation
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
                        AMPAL-AMERICAN ISRAEL CORPORATION
                               660 MADISON AVENUE
                            NEW YORK, NEW YORK 10036

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 16, 2002

                       ----------------------------------

Dear Shareholder:

     You are cordially invited to attend the annual meeting (the "Annual Meeting") of the shareholders of Ampal-American Israel Corporation (the "Company" or "Ampal") which will be held at the offices of Bryan Cave Robinson Silverman, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, on Friday, August 16, 2002, at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect seven (7) directors to the Board of Directors for the ensuing year, to serve until their successors shall be elected and qualified;

     2. To ratify the nomination of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2002; and

     3. To transact such other business as may properly come before said meeting or any adjournment or postponement thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

     The Board of Directors of the Company has fixed the close of business on June 28, 2002 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

     Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will not need postage if you mail it in the United States. A prompt response will be helpful and appreciated.

                                         By Order of the Board of Directors,


                                         JACK BIGIO
                                         President and Chief Executive Officer

New York, New York
July 31, 2002

YOUR VOTE IS IMPORTANT. PLEASE VOTE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        AMPAL-AMERICAN ISRAEL CORPORATION

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 16, 2002

     This Proxy Statement is being furnished to the holders of Class A Stock, $1.00 par value (the "Class A Stock"), of Ampal-American Israel Corporation (the "Company" or "Ampal") in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") for use at the annual meeting of the shareholders of the Company to be held on August 16, 2002, and at any adjournments or postponements thereof (the "Annual Meeting"). The mailing address of our principal executive office is 660 Madison Avenue, New York, NY 10036. The Notice of Annual Meeting of Stockholders and Proxy Card accompany this Proxy Statement, all of which are being mailed on or about July 31, 2002 to each shareholder entitled to vote at the annual meeting. In an effort to present the information contained in this Proxy Statement in a clear manner, the Company has decided to use a question and answer format.

Q:   What am I voting on?

     Election of Ampal's seven directors, four for renewed terms and three new directors, and ratification of the nomination of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2002.

Q:   Who is entitled to vote?

     Holders of the Class A Stock as of the close of business on June 28, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At such date, the Company had 19,652,991 shares of Class A Stock outstanding (excluding treasury shares). Each shareholder is entitled to one vote for each share of Class A Stock held on the Record Date. The Class A Stock does not have cumulative voting rights.

Q:   How can I get a copy of Ampal's Annual Report on Form 10-K?

     Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Annual Meeting, a copy of its Annual Report to the Securities and Exchange Commission (the "SEC") on Form 10-K for 2001. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Annual Meeting of Shareholders. The Company's Annual Report on Form 10-K, as well as its other filings with the SEC, are available via the Internet at the SEC's website at http://www.sec.gov.

Q:   How can I review Ampal's financial statements for 2001?

     A copy of Ampal's Annual Report to the Shareholders for 2001 containing the Company's 2001 audited financial statements has been mailed to all holders of Class A Stock with this Proxy Statement on or about July 31, 2002.

Q:   Who are the principal shareholders of Ampal and how will they vote?

     As of the Record Date, Y.M. Noy Investments Ltd. ("Noy") was the holder of approximately 58% of the outstanding Class A Stock. Noy is the only holder of more than 10% of the Class A Stock known to the Company. (See page 15 for more details regarding the principal shareholders.) Noy has advised the Company that it will vote in favor of the Board's slate of nominees for directors and in favor of the ratification of the nomination of PricewaterhouseCoopers LLP as the Company's independent auditors.

Q:   Was there any change of control in Ampal since the beginning of 2002?

     On April 25, 2002, Noy completed the purchase of 11,444,112 shares of Class A Stock of Ampal, constituting 58% of the outstanding Class A Stock, from Rebar Financial Corp. ("Rebar"), a company controlled by Raz Steinmetz, the former President and Chief Executive Officer of the Company and a former director of the Company, and Daniel Steinmetz, the former Chairman of the Board of the Company and a director, and from certain employees of Ampal. The aggregate purchase price was $85,374,559.

     Amendment No. 2 to Schedule 13D of Noy, Yosef A. Maiman, the Chairman of the Board of the Company, Ohad Maiman and Noa Maiman, filed with the Securities Exchange Commission on April 26, 2002 (the "Amendment"), stated the acquisition of the Company's shares from Rebar was financed principally through bank financing obtained from Bank Leumi le-Israel B.M. (the "Bank"), comprised of:
(1) a five-year loan at an interest rate of LIBOR (for six months or for three months, as shall be agreed between Noy and the Bank) plus 1.75% per annum for $19.4 million and (2) a two-year loan at an interest rate of LIBOR (for six months or for three months, as shall be agreed between the Noy and the Bank) plus 1% per annum for $58.5 million, up to $19.4 million of which may be extended for a longer period of time. Mr. Maiman provided $9.5 million of the purchase price of the shares in the form of a shareholder's loan to Noy. According to the Amendment, the repayment of the credit facilities is guaranteed by a personal guarantee by Mr. Maiman and secured by the Noy's pledge of the shares to the Bank. This description of the terms of the financing is derived solely from the Amendment.

     The Amendment reports that the pledge agreement with the Bank includes restrictions on Noy's voting rights and grants the Bank certain voting rights with respect to the pledged shares, and that its credit agreement with the Bank requires Noy to maintain a controlling interest in Ampal for so long as any amounts remain outstanding pursuant to the credit facilities. The Amendment also reports that Noy agreed that it will cause Ampal to not issue any shares of Class A Stock or options to acquire shares of Class A Stock, except for employee stock options to Ampal's employees, consultants and directors and provided that Noy owns at least 50.1% of Ampal.

     In addition, the Amendment reported that Noy has agreed, unless it has received the prior consent of the Bank and until the credit facilities have been repaid in full, to cause Ampal to refrain from making any decisions with regard to its winding-up, change in corporate structure, reorganization or merger. The Amendment reported that Noy has agreed with the Bank not to sign any voting or other agreement regarding the shares and to oppose any change in Ampal's certificate of incorporation and by-laws and any resolution or other act which will or might result in the dilution of Noy's interest in Ampal.

Q:   Who is bearing the cost of preparing this Proxy Statement?

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Form of Proxy is being borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Q.   Besides shareholders, who else will attend the Annual Meeting?

     Some of the directors of Ampal, senior management of Ampal, representatives of PricewaterhouseCoopers LLP, whom the Board has nominated to be its independent auditors, and representatives of Mellon Investor Services, the Company's transfer agent, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Representatives of Arthur Andersen LLP, the Company's independent auditors for 2001, are not expected to attend the Annual Meeting.

Q:   What constitutes a quorum?

     The holders of record of one-third of the outstanding Class A Stock constitute a quorum for the Annual Meeting. Since as of the Record Date 19,652,991 shares of Class A Stock were outstanding (excluding treasury shares), a quorum equals 6,550,997 shares of Class A Stock.

Q:   How do I vote using the proxy?

     Sign your name exactly as it appears in the proxy, and return it in the enclosed prepaid envelope. IF YOU SIGN YOUR PROXY BUT DO NOT INDICATE YOUR VOTING PREFERENCES, YOUR VOTE WILL BE COUNTED FOR ALL OF THE BOARD'S NOMINEES FOR DIRECTORS AND THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

Q:   May I revoke my proxy?

     A proxy may be revoked at any time before it is exercised at the Annual Meeting by notifying the Company's Secretary in writing or by returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting (although your attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Q:   How many votes are needed for the election of a director?

     The election of a nominee director requires a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. (Proxies cannot be voted for a greater number of persons than the number of nominees listed in the Proxy Statement.) The Board of Directors of Ampal unanimously recommends the election of the following persons to the Board of Directors: Yosef A. Maiman, Jack Bigio, Leo Malamud, Dr. Joseph Yerushalmi, Michael Arnon, Yehuda Karni and Eitan Haber. Set forth below is information about each nominee, including biographical data for at least the last five years.

Q: How many votes are needed for the ratification of the nomination of PricewaterhouseCoopers LLP as the independent auditors of the Company?

     The ratification of the nomination of PricewaterhouseCoopers LLP as the independent auditors of the Company requires a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. The Board of Directors of Ampal unanimously recommends the ratification of the nomination of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002.

Q:   Can I abstain?

     Yes, however, abstentions and "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be counted for purposes of determining a quorum but will not have any effect on the election of directors or the ratification of the nomination of the Company's auditors. Abstentions and broker non-votes will not be counted as votes cast for or against any other matter which may properly come before and be voted upon at the meeting.

Q: Was there a change in the Independent Auditors of the Company since the beginning of 2002?

     On June 19, 2002, the Company's Audit Committee recommended to the Board to dismiss Arthur Andersen LLP ("Andersen") as the Company's independent auditors and to engage PricewaterhouseCoopers LLP as the Company's independent auditors for 2002. As recommended by the Audit Committee, on June 19, 2002, the Board nominated PricewaterhouseCoopers LLP as the Company's independent auditors to replace Andersen.

     None of Andersen's reports on the Company's consolidated financial statements for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years ended December 31, 2001, and through June 19, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing statements and received a letter from Andersen stating its agreement with such statements.

     During the Company's two most recent fiscal years ended December 31, 2001, and through June 19, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matters or events set forth in Items 304(a)(2(i) and (ii) of Regulation S-K.

Q:   Will any other matters be brought before the Annual Meeting?

     The management does not presently know of any other matters which will be brought before the Annual Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named to vote the proxies held by them in accordance with their judgment in such matters.

         THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE NOMINEES FOR
                      ELECTION TO THE BOARD OF DIRECTORS.

Q:   How many directors does Ampal have?

     The Company's By-Laws provide that the entire Board shall be constituted of not less than three and not more than 29 persons, with the actual number serving set by the Board. In connection with the nomination of the persons listed below to the Board of Directors, the Board set the number of directors at 7. At present there are only six directors. The Board recommends that the shareholders elect the seven persons nominated by the Board.

Q:   Who recommended the Company's slate of nominees?

     Of the nominees set forth in this Proxy Statement and nominated by the Board, all seven were recommended by Noy.

Q:   Who are the Board's nominees for directors?

     The following is a description of the nominees, their ages, their principal occupations for the past five years and their tenure on the Board of Directors.

                                                                      Director
Name                    Age      Position with Ampal                    Since
----                    ---      -------------------                    -----

Yosef A. Maiman         56       Chairman of the Board and Director     2002
Jack Bigio              36       President, Chief Executive Officer
                                  and Director                          2002
Leo Malamud             50       Director                               2002
Michael Arnon           76       Director                               1986
Dr. Joseph Yerushalmi   64       Nominee for Director
Yehuda Karni            73       Nominee for Director
Eitan Haber             62       Nominee for Director

     YOSEF A. MAIMAN has been the Chairman of the Board of Ampal since April 25, 2002. Mr. Maiman has been President and Chief Executive Officer of Merhav Mnf. Ltd. ("Merhav"), one of the largest international project development companies based in Israel, since its founding in 1975. Mr. Maiman is also the Chairman of the Board of Directors of Channel Ten, a commercial television station in Israel, the Chairman of the Board of Eltek, Ltd. ("Eltek"), a developer and manufacturer of printed circuit boards, a member of the Board of Directors of the Middle East Task Force of the New York Council on Foreign Relations, Honorary Consul to Israel of Peru and Special Ambassador for the Government of Turkmenistan. Mr. Maiman is also member of the Board of Trustees of the Tel Aviv University, Chairman of the Israeli Board of the Jaffee Center for Strategic Studies at Tel Aviv University, a member of the Board of Governors of Ben Gurion University, and the Chairman of the Board of Trustees of the International Policy Institute for Counter Terrorism.

     JACK BIGIO, has been the President and Chief Executive Officer of Ampal since April 25, 2002, and a director of Ampal since March 2002. From 1998 until April 2002, Mr. Bigio held various officer positions at Merhav, most recently as the Senior Vice President - Operations and Finance. Mr. Bigio is also a director of Eltek.

     LEO MALAMUD has been a director of Ampal since March 2002. Since 1996, Mr. Malamud was the Senior Vice President of Merhav. Mr. Malamud is also a director of Eltek.

     MICHAEL ARNON was Chairman of the Board of Directors of Ampal from November 1990 until July 1994, when he retired. Mr. Arnon has been a director of Ampal since 1986. From July 1986 until November 1990, Mr. Arnon was President and Chief Executive Officer of Ampal.

     Dr. JOSEPH YERUSHALMI has been Senior Vice President - Head of Energy and Infrastructure Projects of Merhav since 1995.

     YEHUDA KARNI was a senior partner in the law firm of Firon Karni Sarov & Firon, from 1961 until his retirement in 2000.

     EITAN HABER was the Head of Bureau for the former Prime Minister of Israel, Yitzhak Rabin, from July 1993 until November 1995. Since 1996, Mr. Haber has been the President and Chief Executive Officer of Geopol Ltd., which represents the Korean conglomerate Samsung in Israel and the Middle East; Kavim Ltd., a production and project development company; and Adar Real Estate Ltd., a real estate company. Mr. Haber is also a member of various non-profit organizations.

Q:   What happens if a nominee becomes unavailable for election?

     In case any nominee should become unavailable for election to the Board for any reason, which is presently neither known nor contemplated, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute.

Q:   How long will each director serve?

     Each director will serve for a term of one year and until his successor shall be elected and qualified.

Q:   What type of compensation do directors receive?

     Directors of Ampal (other than Mr. Bigio) receive $500 per meeting of the Board attended. The Chairman of the Board receives $2,000 per meeting of the Board attended. Such persons also receive the same amount for attendance at meetings of committees of the Board, provided that such committee meetings are on separate days and on a day other than the day of a regularly scheduled Board meeting. In addition, directors receive an annual grant of options to purchase 5,000 shares of the Company's Class A Stock, pursuant to one of the Company's stock option plans described on page 13 below.

Q:   Does the Board of Directors have any committees?

     Yes. The Board of Directors has the following standing committees: Audit Committee, Executive Committee, Related Party Transactions Committee and Stock Option Committee. The Board will elect new members to the committees following the Annual Meeting. For the fiscal year ended December 31, 2001, the members, activities and functions of the various committees are as follows:

Audit Committee

     The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. As of December 31, 2001, the members of the Audit Committee were Michael Arnon, Hillel Peled and Eliyahu Wagner.

     The Audit Committee held 3 meetings during the last fiscal year. The Board of Directors has adopted a charter for the Audit Committee, which was filed with the Company's proxy statement for its annual meeting of shareholders in 2001. All members of the Audit Committee are "independent" under the rules of the NASDAQ currently applicable to the Company.

     The information contained in this Proxy Statement with respect to the Audit Committee and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                          Report of the Audit Committee

                                  July 17, 2002

     To the Board of Directors of Ampal American Israel Corporation:

          We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

          We have discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

          We have received and reviewed the written disclosures and letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

          The members of the Audit Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent investigation, on the information provided to them and on the representations made by management and the independent accountants.

          Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                        AUDIT COMMITTEE

                                        Michael Arnon, Chairman
                                        Hillel Peled
                                        Eliyahu Wagner


Audit Fees

     Fees for the Company's audit for the fiscal year ended December 31, 2001 by Arthur Andersen, the Company's independent auditors for 2001, were approximately $196,000. The Company did not engage Andersen to perform any other services for the Company and there were no other fees paid to Andersen during 2001.

Executive Committee

     The Executive Committee meets as necessary between regularly scheduled meetings of the Board of Directors and, consistent with certain statutory limitations, exercises all authority of the Board of Directors. Since the Company does not have a nominating committee or compensation committee, the Executive Committee determines the Company's policies regarding executive compensation.

     The Executive Committee determined that the Company's policy for 2001 regarding executive compensation reflects the following:

          The assets of the Company are almost entirely located in Israel, where macro-economic and political factors have a greater influence on the performance of the Company and its investees than is the case of businesses in the United States. Consequently, performance of the Company and its investees, to the extent the Executive Committee believes it is unrelated to general economic conditions in Israel, is a factor in determining executive compensation; but it is not the only factor in determining compensation. Executives are also to be compensated on a basis which reflects (i) their contributions to long-term strategic planning and management, as this has the most beneficial effect upon the enhancement of shareholder value and (ii) changes in the cost of living.

     Determination of the compensation of the Chief Executive Officer reflected the Company's overall performance and its recognition of the Chief Executive Officer's contribution to the growth, success and profitability of the Company.

     The members of the Executive Committee for the fiscal year ended December 31, 2001, were Daniel Steinmetz (Chairman), Raz Steinmetz and Hillel Peled. Messrs. Steinmetz resigned from the Board of Directors on April 25, 2002.

     The Executive Committee held three meeting during the last fiscal year and acted by written consent three times.

Related Party Transactions Committee

     The Related Party Transactions Committee reviews and approves the fairness of business transactions between Ampal and related parties. The members of the Related Party Transactions Committee were Mr. Peled (Chairman), Mr. Arnon and Kenneth L. Henderson. Mr. Henderson resigned from the Board of Directors on April 25, 2002.

     The Related Party Transactions Committee did not meet in 2001.

Stock Option Committee

     The Stock Option Committee administers the Company's stock option plans and other option grants. The members of the Stock Option Committee were Eliyahu Wagner (Chairman), Mr. Arnon and Mr. Peled.

     The Stock Option Committee met two times in 2001 and acted by written consent two times.

Q:   Did all directors attend all of the Board and Committee meetings in 2001?

     All directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during 2001 for which such individual was a director and (2) the total number of meetings held by all committees of the Board on which such individual served in 2001 (during the period of such service). In total, the Board of Directors held four regularly scheduled meetings during 2001 and did not act by written consent during 2001.

Q:   Who are the Company's executive officers?

     Executive officers are elected annually by the Board of Directors. Other than Alla Kanter and Giora Bar-Nir, the executive officers of the Company named in the Company's Annual Report on Form 10-K for the year 2001 resigned in connection with Noy's purchase of the shares of Class A Stock from Rebar. The persons appointed by the Board of Directors to serve as executive officers are described below. The descriptions of Mr. Maiman, Chairman of the Board of Directors of Ampal, and Mr. Bigio, Chief Executive Officer and President of Ampal, can be found above with the descriptions of the nominees for the Board. The following is a description of the executive officers, other than Messrs. Maiman and Bigio, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

     ALLA KANTER, 44, has been Vice President-Accounting since September 1995. Ms. Kanter was the Controller from August 1990 until March 2002.

     SHLOMO SHALEV, 40, has been Senior Vice President - Investments since May 2002. From August 1997 through April 2002, Mr. Shalev was Vice President in Ampal Industries (Israel) Ltd, a wholly owned subsidiary of the Company. From August 1994 through July 1997, Mr. Shalev was the Israeli Consul for Economic Affairs in the northwest region of the Unites States.

     DAFNA SHARIR, 33, has been Senior Vice President - Investments since May 2002. From March 1999 through April 2002, Ms. Sharir was a Director of Mergers and Acquisitions of Amdocs Limited. From July 1998 through February 1999, Ms. Sharir was an international tax consultant at Kost Forer & Gabay, a member of Ernst & Young International.

     IRIT ELUZ, 35, has been the Chief Financial Officer, Vice President - Finance and Treasurer since May 2002. From January 2000 through April 2002, Ms. Eluz was the Associate Chief Financial Officer of Merhav. From June 1995 through December 1999, Ms. Eluz was the Chief Financial Officer of Kamor Group.

     YORAM FIRON, 33, has been Secretary and Vice President - Investments and Corporate Affairs since May 2002. During the preceding five years, Mr. Firon was a Vice President of Merhav and a partner in the law firm of Firon Karni Sarov & Firon.

     NITSAN YANOVSKI, 41, has been Vice President - Business Development since May 2002. During the preceding five years, Mr. Yanovski was Vice President - Business Development of Ampal Industries (Israel) Ltd., a wholly owned subsidiary of the Company.

     GIORA BAR-NIR, 45, has been the Controller since March 2002. During the preceding five years, Mr. Bar-Nir was the Controller of the Israeli subsidiaries of Ampal.

Q:   How are the Company's executives compensated?

     The table below sets forth the information regarding remuneration paid or accrued for services to Ampal and its subsidiaries rendered by the executive officers named below during the three fiscal years ended December 31, 2001, 2000 and 1999.


                                    Annual Compensation
                           -----------------------------------------      Long-Term
                                                                        Compensation
                                                                            Awards
                                                                          Number of
Name and                                                      Other       Securities
Principal                                                     Annual      Underlying      All Other
Position                   Year   Salary        Bonus      Compensation   Options(14)    Compensation
---------                  ----   ------        -----      ------------  ------------    ------------

Raz Steinmetz(1)           2001   $318,344     $98,459      $24,859(2)      30,000         $74,997(3)
(Chief Executive           2000    175,369                   20,555(2)     655,000          51,644(4)
 Officer and President)    1999    176,123      49,822       10,097(2)      30,000          41,085

Shlomo Meichor(6)
(Vice President-           2001    169,567      53,578       15,205(2)      24,000          51,110(7)
 Finance and               2000    156,150      44,056       14,849(2)     374,000          46,281(8)
 Treasurer)                1999    180,317                    7,701(2)      24,000          37,609(9)

Alla Kanter(10)
(Vice President-           2001    133,538      11,105                      15,000          18,138(11)
 Accounting and            2000    126,036      10,476                      15,000          17,007(12)
 Controller)               1999    116,300       9,700                      15,000          15,598(13)


-----------

(1) Mr. Steinmetz was Ampal's Chief Executive Officer and President from July 1999 until April 2002. Pursuant to an employment agreement, dated January 1, 1997, Mr. Steinmetz was entitled to receive a base salary of $250,000 (payable in NIS) per annum (plus benefits). His agreement stated that it could be terminated by either party upon 30 day notice.

(2)  Consists of amounts reimbursed for the payment of taxes.

(3) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $32,323, (ii) Ampal (Israel)'s education fund of $17,816 and (iii) use of a car of $24,858.

(4) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $ 27,967 and (ii) Ampal (Israel)'s education fund of $13,250 and (iii) use of a car of $10,427.

(5) Comprised of Ampal (Israel)'s contribution to: (i) Ampal (Israel)'s Pension Plan of $27,877 and (ii) Ampal (Israel)'s education fund of $13,208.

(6) Mr. Meichor was Ampal's Vice President-Finance and Treasurer from April 1998 until May 2002. Pursuant to an employment agreement, dated March 5, 1998, Mr. Meichor received a base salary of $164,000 per annum, adjusted annually in accordance with the United States consumer price index (payable in NIS) plus benefits and use of a car. His agreement stated that it could be terminated upon two months' notice and after the two months' notice period expires Mr. Meichor would be entitled to receive his salary for an additional six months. In the event of a change of control of the Company, Mr. Meichor was entitled to resign and to receive his salary for an additional six months.

(7) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $22,893, (ii) Ampal (Israel)'s education fund of $12,247 and (iii) use of a car of $15,970.

(8) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $28,308; (ii) Ampal (Israel)'s education fund of $11,809 and (iii) use of a car of $6,163.

(9) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $19,323; (ii) Ampal (Israel)'s education fund of $10,818, and (iii) use of a car of $3,958.

(10) Ms. Kanter has been Vice President-Accounting of Ampal since September 1995 and was Controller of Ampal from August 1990 until March 2002.

(11) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $13,965 and (ii) Ampal's Savings Plan of $4,173.

(12) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $12,927 and (ii) Ampal's Savings Plan of $4,080.

(13) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $11,827 and (ii) Ampal's Savings Plan of $3,771.

(14) Represents the number of shares of Class A Stock underlying options granted to the named executive officers.

Q:   How many options do the executive officers own?

                          Fiscal Year-End Option Values

                      Shares                         Number of Securities
                     Acquired     Value         Underlying Unexercised Options
                    on Exercise  Realized           at Fiscal Year End(1)
                    -----------  --------       ------------------------------
Name                   (#)          ($)         Exercisable      Unexercisable

Raz Steinmetz(2)....                             200,000            515,000
Shlomo Meichor(3)... 2,000     $44,800           128,000            292,000
Alla Kanter.........                              37,500              7,500

-----------

(1) This table represents the total number of shares of Class A Stock subject to stock options held by each of the named executive officers at December 31, 2001. None of the outstanding options are in-the-money.

(2)  Resigned on April 25, 2002.

(3)  Resigned on May 21, 2002.

                          Option Grants in Fiscal Year

     The following table sets forth certain information regarding stock options granted to purchase our Class A Stock to our named executive officers during fiscal year 2001 pursuant to the 1998 Long-term Incentive Plan:

Annual Compensation
-----------------------------------------------------------------------------------------------------------------
                                                                                      Potential Realizable Value
                         Number of    % of Total                                        at Assumed Annual Rates
                        Securities     Options                                        of Stock Price Appreciation
                        Underlying    Granted to         Exercise                           For Option Term
                          Option      Employees in        Price        Expiration     ---------------------------
Name                      Granted      Fiscal Year      Per Share(3)     Date                5%         10%
----------------------  -----------   ------------     -------------   ----------     ---------------------------

Raz Steinmetz(1)......   30,000           15%               $5.94       12-15-06       $49,233.00     $108,793.00
Shlomo Meichor(2).....   24,000           12%               $5.94       12-15-06       $39,387.00      $87,034.00
Alla Kanter...........   15,000          7.5%               $5.94       12-15-06       $24,617.00      $54,396.00

-----------

(1)  Resigned on April 25, 2002.

(2)  Resigned on May 21, 2002.

(3) Options were granted at an exercise price equal to the market price of the Class A Stock on the date of the grant.

Q:   What other benefits does the Company provide for its employees?

     Ampal maintains a money purchase pension plan ("Pension Plan") for its eligible employees. Eligible employees are all full-time employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Ampal's contribution is equal to 7% of each employee's compensation plus 5.7% of the compensation in excess of the Social Security taxable wage base for that year.

     Employees become vested in amounts contributed by Ampal depending on the number of years of service, as provided in the following table:

                                                                 Vested
Years of Service                                               Percentage
----------------                                               ----------

less than 2 years ..........................................       0%
2 but less than 3 years ....................................      20%
3 but less than 4 years ....................................      40%
4 but less than 5 years ....................................      60%
5 but less than 6 years ....................................      80%
6 or more years ............................................     100%

     Benefits under the Pension Plan are paid in a lump sum, in an annuity form or in installments.

     Ampal maintains a savings plan (the "Savings Plan") for its eligible employees pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees are all employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Participation by employees in the Savings Plan is voluntary. Participating employees may direct that a specific percentage of their annual compensation (up to 15%) be contributed to a self-directed 401(k) savings account. The amount which any employee could contribute to his or her 401(k)savings account in 2000 was limited under the Code to $10,500. Effective January 1, 1996, the Savings Plan was amended so that Ampal matches 50% of each employee's contribution up to a maximum of 3% of the employee's compensation. Employees who were eligible to participate in the Savings Plan as of December 31, 1995, are 100% vested at all times in the account balances maintained in their 401(k) savings account. Employees who became eligible to participate in the Savings Plan on or after January 1, 1996, become vested in amounts contributed by Ampal depending on the number of years of service, as provided in the following table:

                                                                 Vested
Years of Service                                               Percentage
----------------                                               ----------

less than 2 years ..........................................       0%
2 but less than 3 years ....................................      20%
3 but less than 4 years ....................................      40%
4 but less than 5 years ....................................      60%
5 but less than 6 years ....................................      80%
6 or more years ............................................     100%


     Benefits under the Savings Plan are required to be paid in a single, lump-sum distribution. Payment is usually made after termination of employment.

     In 1994, Ampal established a Supplementary Executive Retirement Plan ("SERP") for its eligible employees. Ampal's obligation under the SERP is to pay to affected employees the amount that would have been paid to them by the Pension Plan but for the operation of Section 401(a)(17) of the Code.

Q:   Does Ampal have an active stock option plan?

     In March 1998, the Board approved a Long-term Incentive Plan (the "1998 Plan") permitting the granting of options to all employees, officers, directors and consultants of the Company and its subsidiaries to purchase up to an aggregate of 400,000 shares of Class A Stock. The 1998 Plan remains in effect for a period of ten years.

     On February 15, 2000, the Stock Option Plan Committee approved a new incentive plan, the 2000 Incentive Plan (the "2000 Plan") under which the Company has reserved 4,000,000 shares of Class A Stock for grants to present and future employees. The 2000 Plan was approved by the Board of Directors at a meeting held on March 27, 2000 and was approved by a majority of the Company's shareholders at the June 29, 2000 annual meeting of shareholders.

     The options granted under the 1998 Plan and the 2000 Plan (together with the 1998 Plan, the "Plans") may be either incentive stock options, at exercise prices to be determined by the Committee, but not less than 100% of the fair market value of the underlying shares on the date of grant, or non-incentive stock options, at exercise prices to be determined by the Committee. Under each of the Plans, the Committee may also grant, at its discretion, "restricted stock", "dividend equivalent awards", which entitle the recipients to receive dividends in the form of Class A Stock, cash or a combination of both, and "stock appreciation rights," which permit the recipients to receive an amount in the form of Class A Stock, cash or a combination of both, equal to the number of shares of Class A Stock with respect to which the rights are exercised multiplied by the excess of the fair market value of the Class A Stock on the exercise date over the exercise price.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001, members of the Executive Committee of the Board of Directors, which functions as the compensation committee, included: Mr. Daniel Steinmetz (Chairman) and Chairman of the Board of Directors of the Company; Mr. Hillel Peled; President of Inveco International Inc., and Mr. Raz Steinmetz; Chief Executive Officer and President of the Company.

           THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE COMPANY'S
                                  CLASS A STOCK

Q:   How has the Company's stock performed over the past five years?

     The following graph compares the percentage change in cumulative total return (change in the stock price plus reinvested dividends) of Ampal Class A Stock, the S&P composite - 500 Index and a peer group index composed of Koor Industries (an Israeli holding company) and First Israeli Fund (an American closed-end fund that acquires equity interests in companies located in Israel) for the period December 31, 1996 through December 31, 2001. Previously, the Company had included Foreign and Colonial Emerging Middle East Fund (an American closed-end fund that acquires equity and debt securities of companies located in Israel, Egypt, Jordan, Morocco, Oman, Tunisia and Turkey) ("Foreign and Colonial"), but due to recent lack of trading activity, Foreign and Colonial was dropped from the peer group. The comparisons in this table are required by the SEC. The stock price performances shown on the graph are not intended to forecast or be indicative of future price performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG AMPAL AMERICAN ISRAEL CORP.,
                       S&P 500 INDEX AND PEER GROUP INDEX


                              CUMULATIVE TOTAL RETURN
                1996       1997      1998      1999        2000       2001
              --------   -------   --------   --------   --------   --------

AMPAL AMERICAN
  ISRAEL CORP.  100.00    106.49     89.61     192.21     125.98     118.44
PEER GROUP      100.00    128.51    105.89     127.53      90.06      46.58
S&P 500         100.00    133.36    171.47     207.56     188.66     166.24

                           -------------------------
                     ASSUMES $100 INVESTED ON JAN. 01, 1997
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC 31, 2001

Q:   Who are Ampal's principal shareholders?

     The following table sets forth information as of June 28, 2002, as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding series of voting securities of Ampal. For purposes of computation of the percentage ownership of Class A Stock set forth in the table, conversion of any 4% Cumulative Convertible Preferred Stock (the "4% Preferred Stock") and 6 1/2% Cumulative Convertible Preferred Stock (the "6 1/2% Preferred Stock") owned by such beneficial owner has been assumed, without increasing the number of shares of Class A Stock outstanding by amounts arising from possible conversions of convertible securities held by shareholders other than such beneficial owner. As at June 28, 2002, there were outstanding 19,652,991 (not including treasury shares) shares of Class A Stock of Ampal. In addition, there were outstanding 583,914 non-voting shares of 6 1/2% Preferred Stock (each convertible into 3 shares of Class A Stock) and 139,671 non-voting shares of 4% Preferred Stock (each convertible into 5 shares of Class A Stock).

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                              Number of
                                                Shares           Percent of
Name and Address                              Beneficially    Outstanding Shares
of Beneficial Owner          Title of Class     Owned         of Class A Stock
---------------------       ----------------  --------------  ------------------
Yosef A. Maiman(1)....       Class A Stock     11,444,112 shs.       58.2%
Y.M. Noy Investments Ltd.
33, Havazelet Hasharon St.
Herzliya, Israel

Ohad Maiman(1)               Class A Stock     11,444,112 shs.       58.2%
Y.M. Noy Investments Ltd.
33, Havazelet Hasharon St.
Herzliya, Israel

Noa Maiman(1)                Class A Stock     11,444,112 shs.       58.2%
Y.M. Noy Investments Ltd.
33, Havazelet Hasharon St.
Herzliya, Israel

Y.M. Noy Investments Ltd.(1) Class A Stock     11,444,112 shs.       58.2%
33, Havazelet Hasharon St.
Herzliya, Israel

-----------

(1) Y.M. Noy Investments Ltd. ("Noy") holds 11,444,112 shares of Class A Stock. As reported on the Amendment No. 2 to Schedule 13D of Noy, Mr. Maiman, Ohad Maiman and Noa Maiman filed with the SEC on March 8, 2002, Mr. Maiman owns 100% of the economic shares and one-third of the voting shares of Noy. Ohad Maiman and Noa Maiman (the son and daughter, respectively , of Yosef A. Maiman) each hold one-third of the voting shares of Noy. In addition Yosef
     A. Maiman holds an option to acquire the remaining two-thirds of the voting shares of Noy from Ohad Maiman and Noa Maiman.

Q:   What percentage of Class A Stock do the directors and officers own?

     The following table sets forth information as of June 28, 2002, as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each current director and executive officer of Ampal and by all current directors and executive officers of Ampal as a group. As of June 28, 2002, Raz Steinmetz, Ampal's former President and Chief Executive Officer, and Daniel Steinmetz, Ampal's former Chairman of the Board, did not beneficially own any shares of Class A Stock of Ampal. As of June 28, 2002, Jack Bigio, Yoram Firon, Irit Eluz and Dafna Sharir did not beneficially own any shares of Class A Stock. All ownerships are direct unless otherwise noted.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                            Percent of
                                                            Outstanding
                                 Number of Shares            Shares of
Name                            Beneficially Owned         Class A Stock
----                            ------------------         -------------
Yosef A. Maiman(2)                11,444,112                    58.2%
Alla Kanter                           15,000(1)                    *
Michael Arnon                         15,000(1)                    *
Hillel Peled                          15,000(1)                    *
Eliyahu Wagner                        15,000(1)                    *
Shlomo Shalev                        545,000(1)                  2.77%
Nitsan Yanovski                      495,000(1)                  2.59%
Giora Bar Nir                          6,000(1)                    *
All Directors and Executive       12,550,112                    63.86%(3)
 Officers as a Group

-----------

*   Represents less than 1% of the class of securities.

(1) Represents shares underlying options which are presently exercisable. None of the outstanding options are in the money.

(2) Y.M. Noy Investments Ltd. ("Noy") holds 11,444,112 shares of Class A
    Stock. As reported on the Amendment No. 2 to Schedule 13D of Noy, Mr. Maiman, Ohad Maiman and Noa Maiman filed with the SEC on March 8, 2002, Mr. Maiman owns 100% of the economic shares and one-third of the voting shares of Noy. Ohad Maiman and Noa Maiman (the son and daughter, respectively , of Yosef A. Maiman) each hold one-third of the voting shares of Noy. In addition Yosef A. Maiman holds an option to acquire the remaining two-thirds of the voting shares of Noy from Ohad Maiman and Noa Maiman.

(3) As of June 28, 2002, there were 19,652,991 shares of Class A Stock outstanding.

                            MISCELLANEOUS INFORMATION

Q: Have the Company's officers, directors and shareholders filed all appropriate reports with the SEC?

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Ampal's officers and directors, and persons who own more than 10% of a registered class of Ampal's equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ. These persons are required by regulation of the SEC to furnish Ampal with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of forms received by it and written representations received by it, Ampal believes that during 2001 Ampal's officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

Q:   Does the Company enter into transactions with affiliated parties?

     The Board of Directors of Ampal maintains a Related Party Transactions Committee comprised of independent directors which reviews and passes upon the fairness of any business dealings and arrangements (other than borrowings on then prevailing market terms or deposits made in the ordinary course of business) between Ampal and any affiliated party. With certain exceptions, Ampal may not enter into transactions with any officer, director or principal shareholder of Ampal, without first obtaining the approval of the Related Party Transactions Committee or a majority of the disinterested members of the Board of Directors or the shareholders.

     The management of Ampal believes that all of the following transactions were done on terms which were no less advantageous to Ampal than could have been obtained from unaffiliated third parties.

     On December 2000, the Company acquired a 20% interest in Amethyst Ventures ("Amethyst") (formerly known as Ampal Cavallo Investment Fund), for approximately $1.1 million. Among the other investors in Amethyst was Cavallo Capital Inc. ("Cavallo"), which held a 29% equity interest. During 2001, the Company received $0.4 million from Amethyst as management fees and reimbursed Cavallo for $0.1 million of expenses. Avi Vigder, a director of Ampal until April 25, 2002, is the chief executive officer of Cavallo. In December 2001, Ampal and Cavallo sold their share in Amethyst for $0.9 million.

     Ampal currently subleases from Cavallo an office at 660 Madison Avenue, New York, New York. The sublease is terminable at will. Under the sublease, Ampal is entitled to full office services. The annual rent for this sublease is $50,000.

Q:   Does the Company have directors and officer liability insurance?

     Effective January 29, 2002, the Company purchased a directors and officers liability policy in the amount of $20,000,000 issued by Aryeh Insurance Company of Israel Ltd. The cost of the policy, which expires January 28, 2003, was $222,715. This policy provides coverage to all of the officers and directors of the Company and of those subsidiaries of which the Company owns more than 50% of the outstanding voting stock.

Q:   When are shareholder proposals for the 2003 meeting due?

     Any holder of Class A Stock who wishes to submit a proposal to be presented at the next annual meeting of shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than April 2, 2003. Such a proposal must comply with such rules as may be prescribed from time to time by the SEC regarding proposals of security holders.

                                          By Order of the Board of Directors,



                                          JACK BIGIO
                                          President and Chief Executive Officer

July 31, 2002

                                                        Please mark
                                                        your votes as [X]
                                                        indicated in
                                                        this example

THE BOARD OF DIRECTORS RECOMMENDS A           For                  Withhold
VOTE FOR PROPOSALS 1 and 2.               all nominees             Authority
                                          listed to the          to vote for all
1. ELECTION OF DIRECTORS                 left (except as         nominees listed
Nominees: 01 Y. Maiman  02 J. Bigio       marked to the            to the left
          03 L. Malamud 04 J. Yerushalmi   (contrary)
          05 M. Arnon   06 Y. Karni
          07 E. Haber
                                             [__]                     [__]

(INSTRUCTION: To withhold authority to vote
for any individual nominee(s), print the     2. RATIFICATION OF THE NOMINATION
name of such nominee(s) below.)                 OF PRICEWATERHOUSECOOPERS LLP
                                                AS THE INDEPENDENT AUDITORS OF
                                                THE COMPANY FOR 2002.
----------------------------------------
                                                  FOR      AGAINST     ABSTAIN

                                                 [__]        [__]        [__]


                                             3. IN THEIR DISCRETION, UPON EACH
                                                OTHER MATTER AS MAY PROPERLY
                                                COME BEFORE THE MEETING.


                                               Dated:--------------, 2002

                                               -------------------------------
                                               Signature

                                               -------------------------------
                                               Signature

                                               Please sign exactly as name
                                               appears.  If acting as attorney,
                                               executor, trustee, or in other
                                               representative capacity, sign
                                               name and title.

PROXY

                       AMPAL-AMERICAN ISRAEL CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL
           BE VOTED FOR THE NOMINEES LISTED IN THE ACCOMPANYING PROXY
        STATEMENT AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
      AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2002, IF NO INSTRUCTIONS
                         TO THE CONTRARY ARE INDICATED.

The undersigned hereby constitutes and appoints JACK BIGIO and YORAM FIRON, and each of them, as proxies with full power of substitution in each, to represent the undersigned and vote all shares of Class A Stock of the undersigned at the Annual Meeting of Shareholders of Ampal-American Israel Corporation to be held at the offices of Bryan Cave Robinson Silverman, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, on Friday, August 16, 2002, at 10:00 A.M., and at any adjournments or postponements thereof as follows:

            (Continued, and to be signed and dated on reverse side.)